UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2007

CHAPEAU, INC.
(Exact name of registrant as specified in its charter)

Utah	033-01289-D	87-0431831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1190 Suncast Lane, Suite 2, El Dorado Hills, California	95762
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (916) 939-8700

                                 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In a May 18, 2007 press release, Chapeau, Inc. announced that it had executed a non-binding term sheet for the formation of a joint venture that would provide up to $300 million of capital in support of Chapeau’s discount energy purchase agreement financial model.  The term sheet provided for an exclusivity period expiring during the second quarter of 2007; by mutual agreement, the exclusivity period has been extended to July 20, 2007.   Completion of any transaction is subject to final due diligence, execution of definitive agreements and other customary conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAPEAU, INC.

Date: June 29, 2007	By: /s/ Guy A. Archbold
Name: Guy A. Archbold
Title: Chief Executive Officer